UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 7, 2018

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Nueces St., Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On June 12, 2018, Digital Turbine, Inc. (the “Company”) issued a press release announcing financial results for the fiscal year ended March 31, 2018. The text of that announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in our SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

The attached press release includes non-GAAP financial measures relating to our operations and forecasted outlook. Certain of these non-GAAP terms will be used in our upcoming earnings conference call. In addition, the attached press release includes reconciliations of these GAAP to non-GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from our results should be carefully evaluated.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On June 7, 2018, the compensation committee of our Board of Directors approved compensation for our executive officers for the fiscal year ended March 31, 2018 and on June 10, 2018 also approved three year long term incentive awards for such executive officers. For the fiscal year ended March 31, 2018, our chief executive, Bill Stone, received the cash bonus required by his contract for achievement of the first tier of revenue and adjusted EBITDA goals previously established by the compensation committee, plus a 20% discretionary bonus for overachievement of such goals and other contributions, and our chief financial officer, Barrett Garrison, received the cash bonus required by his contract for achievement of the revenue and adjusted EBITDA goals previously established by the compensation committee, plus a 20% discretionary bonus for overachievement of such goals and other contributions. In addition, in accordance with Mr. Stone’s contract (and applying similar concepts for Mr. Garrison), for the three year period ending March 31, 2021, Messrs. Stone and Garrison, respectively, received awards, at target, of $250,000 and $150,000 in Company equity, consisting of equal parts time vesting and performance vesting stock units. The vesting of the performance vesting units is based upon achievement of revenue and adjusted EBITDA targets attainment determined by the Board, with the potential for between zero to twice (on a straight line interpolated basis) the target amount based on the degree of attainment of the applicable goals. No individual has an individual bonus guarantee under this arrangement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated June 12, 2018, as issued by Digital Turbine, Inc. announcing financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 12, 2018	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
99.1	Press release dated June 12, 2018, as issued by Digital Turbine, Inc. announcing financial results